Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-237961) of Virgin Galactic Holdings, Inc.,

(2)	Registration Statement (Form S-8 Nos. 333-235750, 333-271905, and 333-280144) pertaining to the Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan,

(3)	Registration Statements (Form S-8 No. 333-272529) pertaining to the Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan,

(4)	Registration Statement (Form S-8 No. 333-287801) pertaining to the Third Amended and Restated Virgin Galactic Holdings, Inc. 2019 Incentive Award Plan, Amended and Restated Virgin Galactic Holdings, Inc. 2023 Employment Inducement Incentive Award Plan and Virgin Galactic Holdings, Inc. 2025 Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-3 No. 333-272826) of Virgin Galactic Holdings, Inc.,

(6)	Registration Statement (Form S-3 No. 333-292017) of Virgin Galactic Holdings, Inc., and

(7)	Registration Statement (Form S-3 No. 333-292647) of Virgin Galactic Holdings, Inc.

of our report dated March 30, 2026, with respect to the consolidated financial statements of Virgin Galactic Holdings, Inc. included in this Annual Report (Form 10-K) of Virgin Galactic Holdings, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Wichita, Kansas
March 30, 2026